As filed with the Securities and Exchange Commission on April 23, 2019
Registration No. 333-230080

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Watford Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98-1155442 (I.R.S. Employer Identification Number)
Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08
Bermuda
+1 441 278-3455
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alexandre Scherer
Watford Holdings (U.S.) Inc.
445 South Street, Suite 220
Morristown, NJ 07962
(973) 753-1331
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Gary D. Boss, Esq.
Per B. Chilstrom, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒
Smaller reporting company ☐	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES
On March 5, 2019, Watford Holdings Ltd. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-230080), which, as amended, was declared effective by the SEC on March 26, 2019 (the “Registration Statement”). The Registration Statement registered the resale of 3,593,003 common shares of the Company by the registered shareholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company intended to maintain the effectiveness of the Registration Statement for 25 days. As of the date hereof, such 25-day period has lapsed.
In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement (this “Post-Effective Amendment”) is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, as of the effective date of this Post-Effective Amendment, no securities will remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on this 23rd day of April, 2019.

WATFORD HOLDINGS LTD.

By:	/s/ Robert Hawley
Robert Hawley Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Rathgeber	Chief Executive Officer (Principal Accounting Officer)	April 23, 2019
John F. Rathgeber

/s/ Robert Hawley	Chief Financial Officer (Principal Financial Officer)	April 23, 2019
Robert Hawley

*	Chairman of the Board and Director	April 23, 2019
Walter Harris

*	Director	April 23, 2019
Maamoun Rajeh

*	Director	April 23, 2019
Nicolas Papadopoulo

*	Director	April 23, 2019
Garth Lorimer Turner

*	Director	April 23, 2019
Deborah DeCotis

*	Director	April 23, 2019
Thomas Miller

*	Director	April 23, 2019
Elizabeth Gile

*	Authorized Representative in the United States	April 23, 2019
Alexandre Scherer

*By:	/s/ John F. Rathgeber
Attorney-in Fact